Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

TWFG, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, par value $0.01 per share	(1)	457(o)		$		$0.00	0.0001531	$0.00
Fees to be Paid	Equity	Preferred Stock, par value $0.01 per share	(2)	457(o)				0.00	0.0001531	0.00
Fees to be Paid	Other	Depositary Shares	(3)	457(o)				0.00	0.0001531	0.00
Fees to be Paid	Other	Warrants	(4)	457(o)				0.00	0.0001531	0.00
Fees to be Paid	Other	Purchase Contracts	(5)	457(o)				0.00	0.0001531	0.00
Fees to be Paid	Other	Rights	(6)	457(o)				0.00	0.0001531	0.00
Fees to be Paid	Other	Units	(7)	457(o)				0.00	0.0001531	0.00
Fees to be Paid	Unallocated (Universal) Shelf	-		457(o)				500,000,000.00	0.0001531	76,550.00
Fees to be Paid	Equity	Class A Common Stock, par value $0.01 per share	(8)	Other	42,102,058		$30.0050	$1,263,272,250.29	0.0001531	$193,406.98

Total Offering Amounts:								$1,763,272,250.29		269,956.98
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$269,956.98

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Offering Note(s)

(1)	There are being registered hereunder such indeterminate number or amount, as the case may be, of shares of Class A common stock, preferred stock, depositary shares, warrants, purchase contracts, rights and units to be sold by TWFG, Inc. (the “Registrant”) from time to time at indeterminate prices, which together shall have a maximum aggregate offering price not to exceed $500,000,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. This registration statement also covers an indeterminate number or amount, as the case may be, of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder, including under any applicable anti-dilution provisions.

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of Class A common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.
(2)	There are being registered hereunder such indeterminate number or amount, as the case may be, of shares of Class A common stock, preferred stock, depositary shares, warrants, purchase contracts, rights and units to be sold by TWFG, Inc. (the “Registrant”) from time to time at indeterminate prices, which together shall have a maximum aggregate offering price not to exceed $500,000,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. This registration statement also covers an indeterminate number or amount, as the case may be, of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder, including under any applicable anti-dilution provisions.

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of Class A common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.
(3)	There are being registered hereunder such indeterminate number or amount, as the case may be, of shares of Class A common stock, preferred stock, depositary shares, warrants, purchase contracts, rights and units to be sold by TWFG, Inc. (the “Registrant”) from time to time at indeterminate prices, which together shall have a maximum aggregate offering price not to exceed $500,000,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. This registration statement also covers an indeterminate number or amount, as the case may be, of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder, including under any applicable anti-dilution provisions.

The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.
(4)	There are being registered hereunder such indeterminate number or amount, as the case may be, of shares of Class A common stock, preferred stock, depositary shares, warrants, purchase contracts, rights and units to be sold by TWFG, Inc. (the “Registrant”) from time to time at indeterminate prices, which together shall have a maximum aggregate offering price not to exceed $500,000,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. This registration statement also covers an indeterminate number or amount, as the case may be, of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder, including under any applicable anti-dilution provisions.

The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.
(5)	There are being registered hereunder such indeterminate number or amount, as the case may be, of shares of Class A common stock, preferred stock, depositary shares, warrants, purchase contracts, rights and units to be sold by TWFG, Inc. (the “Registrant”) from time to time at indeterminate prices, which together shall have a maximum aggregate offering price not to exceed $500,000,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. This registration statement also covers an indeterminate number or amount, as the case may be, of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder, including under any applicable anti-dilution provisions.

The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.
(6)	There are being registered hereunder such indeterminate number or amount, as the case may be, of shares of Class A common stock, preferred stock, depositary shares, warrants, purchase contracts, rights and units to be sold by TWFG, Inc. (the “Registrant”) from time to time at indeterminate prices, which together shall have a maximum aggregate offering price not to exceed $500,000,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. This registration statement also covers an indeterminate number or amount, as the case may be, of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder, including under any applicable anti-dilution provisions.

The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.
(7)	There are being registered hereunder such indeterminate number or amount, as the case may be, of shares of Class A common stock, preferred stock, depositary shares, warrants, purchase contracts, rights and units to be sold by TWFG, Inc. (the “Registrant”) from time to time at indeterminate prices, which together shall have a maximum aggregate offering price not to exceed $500,000,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. This registration statement also covers an indeterminate number or amount, as the case may be, of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder, including under any applicable anti-dilution provisions.

The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.
(8)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of Class A common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Includes shares of Class A common stock issuable upon the redemption or exchange of common interest units of TWFG Holding Company, LLC (“LLC Units”) for an equivalent number of shares of Class A common stock (and the cancellation of shares of Class B common stock or Class C common stock, respectively, on a one-for-one basis with the number of LLC Units so redeemed).

Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(c) under the Securities Act, based upon $30.005, the average of the high and low prices of the Registrant’s Class A common stock as quoted on the Nasdaq Global Select Market on August 1, 2025 (a date within five business days prior to the filing of this registration statement). With respect to the offering of shares of the Registrant’s Class A common stock by the selling stockholders (as defined in this registration statement), the proposed maximum offering price per share will be delivered from time to time in connection with, and at the time of, a sale by the selling stockholders.